Exhibit 99.2

Armstrong Flooring Announces Results of Chapter 11 Auction for Chinese and Australian Businesses

LANCASTER, PA., July 11, 2022 – Armstrong Flooring, Inc. (OTC: AFIIQ), a leader in the design and manufacture of innovative flooring solutions (“Armstrong Flooring” or “the Company”), today announced that, in continuation of its ongoing Chapter 11, the auction held as a part of its court-supervised sale process has concluded with the following bids deemed as the highest and best offers:

•	Giant Group will acquire the equity interests in the Company’s Hong Kong holding company subsidiary, including all associated operations, for $59 million; and

•	Cowes Bay will acquire substantially all of the Company’s Australian assets for $31 million plus assumption of specified liabilities.

Giant Group and Cowes Bay will operate the Chinese and Australian businesses, respectively. The Chinese and Australian businesses will continue to operate as usual pending consummation of the respective sales.

This announcement comes following the previous disclosure that a consortium of buyers consisting of AHF and Gordon Brothers will acquire Armstrong Flooring’s North American assets for $107 million plus assumption of specified liabilities.

The proposed transactions are the outcome of a court-supervised auction that was held on June 27, 2022. Ultimately, the bids from Giant Group and Cowes Bay were deemed the highest and best offers for the international assets. The proposed transactions are subject to Bankruptcy Court approval, as well as regulatory approvals and customary closing conditions. They will be heard at a U.S. Bankruptcy Court hearing currently scheduled for July 12, 2022.

As previously disclosed, the Company continues to work alongside its ABL lenders and they have agreed to allow the Company to use the proceeds of the DIP financing and cash collateral, which will enable Armstrong Flooring to continue operating its business while they finalize all details and close the sale transactions.

About Armstrong Flooring

Armstrong Flooring, Inc. is a global leader in the design and manufacture of innovative flooring solutions that inspire beauty wherever your life happens. Headquartered in Lancaster, Pennsylvania, Armstrong Flooring continually builds on its resilient, 150-year legacy by delivering on its mission to create a stronger future for customers through adaptive and inventive solutions. The company safely and responsibly operates seven manufacturing facilities globally, working to provide the highest levels of service, quality, and innovation to ensure it remains as strong and vital as its 150-year heritage. Learn more at www.armstrongflooring.com.

Forward Looking and Cautionary Statements

Disclosures in this release and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding proposed sales and judicial approval, provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated, or implied is included in our reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

Contact:

Media:	Investors:
Rachel Chesley / Diana Baldo	Amy Trojanowski
ArmstrongFlooring@fticonsulting.com	ir@armstrongflooring.com